As filed with the Securities and Exchange Commission on February 27, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QEP RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0287750
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1050 17th Street, Suite 500

Denver, Colorado 80265

(303) 672-6900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Abigail L. Jones

QEP Resources, Inc.

1050 17th Street, Suite 500

Denver, Colorado 80265

(303) 672-6900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael E. Dillard

Sean T. Wheeler

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit /Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Debt Securities	(1)	$ —
Common Stock, par value $0.01 per share	(1)	$ —

(1)	There is being registered hereunder an unspecified amount of Debt Securities and Common Stock, par value $0.01 per share, as may be sold, from time to time, by QEP Resources, Inc.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fees in connection with this Registration Statement.

PROSPECTUS

QEP RESOURCES, INC.

Debt Securities

Common Stock

We may offer, issue and sell, from time to time, our debt securities and common stock. We refer to our debt securities and common stock collectively as the “securities.” We will determine when we sell securities, the amount of securities we will sell and the prices and other terms on which we will sell them.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

QEP Resources, Inc.’s common stock is listed on the New York Stock Exchange under the trading symbol “QEP.”

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus along with the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2012.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “QEP,” “we,” “our,” or “us” refer to QEP Resources, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell debt securities, common stock or any combination of the securities, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus we may provide you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference are accurate as of any date subsequent to their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC (File No. 001-34778). These reports and other information can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0213. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its internet site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. This permits us to disclose important information to you by referring you to documents previously filed with the SEC. Any information incorporated by reference is considered part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference (excluding information deemed to be furnished and not filed with the SEC) the following documents which we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012;

•	our Proxy Statement for the 2011 annual meeting of stockholders filed with the SEC on April 7, 2011;

•	our Current Reports on Form 8-K filed with the SEC on February 14, 2012 and February 16, 2012; and

•	the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on June 15, 2010.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this filing and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of our filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at QEP Resources, Inc., 1050 17th Street, Suite 500 Denver, Colorado 80265 (telephone number (303) 672-6900).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements include statements relating to, among other things:

•	our growth strategies;

•	plans to drill or participate in wells;

•	future expenses and operating costs;

•	our belief that we have one of the lowest cash cost structures among our peers;

•	the outcome of contingencies such as legal proceedings;

•	expected contributions to our retirement plans;

•	results from planned drilling operations and production operations;

•	the amount and allocation of forecasted capital expenditures and plans for funding capital expenditures;

•	the impact of recently issued accounting pronouncements;

•	the amount and timing of the settlement of derivative contracts;

•	the significance of Adjusted EBITDA as a measure of cash flow and liquidity;

•	our ability to use derivative instruments to manage commodity price risk;

•	our ability to secure long-term gathering, processing and treating contracts from third parties as required to fully utilize our midstream assets;

•	operation of our Black Forks II and other processing plants at assumed capacities;

•	our ability to develop reserves and grow production as necessary to satisfy delivery commitments and our ability to purchase natural gas, crude oil and NGLs in the market to cover any shortfalls;

•	payments of dividends;

•	plans to hedge a portion of forecasted production;

•	the conversion of proved undeveloped reserves to proved developed reserves;

•	acquisition strategy; and

•	growth strategy.

Any or all forward-looking statements may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

•	the risk factors discussed in this prospectus or listed from time to time in prospectus supplements or any document we incorporate by reference;

•	changes in natural gas, oil and NGL prices;

•	general economic conditions, including the performance of financial markets and interest rates;

•	drilling results;

•	shortages of oilfield equipment, services and personnel;

•	operating risks such as unexpected drilling conditions;

•	weather conditions;

•	changes in maintenance and construction costs, including possible inflationary pressures;

•	changes in industry trends;

•	the availability and cost of debt financing;

•	changes in laws or regulations, including the implementation of the Dodd-Frank Act;

•	actions, or inaction, by federal, state, local or tribal governments; and

•	other factors, most of which are beyond our control.

We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports filed with the SEC.

QEP RESOURCES, INC.

The Company

QEP Resources, Inc. is a holding company with three major lines of business — gas and oil exploration and production, midstream field services, and energy marketing — which are conducted through three principal subsidiaries:

•	QEP Energy Company (QEP Energy) acquires, explores for, develops and produces natural gas, oil, and natural gas liquids (NGL);

•	QEP Field Services Company (QEP Field Services) provides midstream field services, including natural gas gathering, processing, compression and treating services for affiliates and third parties; and

•	QEP Marketing Company (QEP Marketing) markets affiliate and third-party natural gas and oil, provides risk-management services, and owns and operates an underground gas-storage reservoir.

We operate in two principal regions in the United States of America: the Northern Region (formerly referred to as the Rocky Mountain Region) and the Southern Region (formerly referred to as the Midcontinent Region). We are headquartered in Denver, Colorado and our principal offices are located in Salt Lake City, Utah; Oklahoma City, Oklahoma; and Tulsa, Oklahoma.

Principal Executive Offices

Our principal executive offices are located at 1050 17th Street, Suite 500, Denver, Colorado 80265 and our telephone number is (303) 672-6900.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file, and all other information contained or incorporated by reference into this prospectus and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.”

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated is stated below. For purposes of this presentation, earnings represent income from continuing operations before income taxes adjusted for fixed charges, earnings and distributions of equity investees. Income before income taxes includes QEP’s share of pretax earnings of equity investees. Fixed charges consist of total interest charges (expensed and capitalized), amortization of debt issuance costs and losses from reacquired debt, and the interest portion of rental expense estimated at 50%.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges(1)	5.4x	6.1x	5.6x	12.6x	17.5x

(1)	To the extent that the proceeds from any offering of debt securities registered on the registration statement of which this prospectus forms a part will be used to repay any of our outstanding debt and will change the ratio of earnings to fixed charges by ten percent or greater, the applicable prospectus supplement will include a pro forma ratio for the most recent fiscal year and the latest interim period, if applicable, showing the application of the proceeds.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we plan to use the net proceeds from the sale of the securities by this prospectus to repay debt, to finance capital expenditures, and for general corporate purposes, including working capital.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be senior debt securities that we will issue under an indenture to be entered into between us and a trustee that we will name in a prospectus supplement (the “indenture”).

We have summarized the provisions of the indenture and the debt securities below. You should read the indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the form of the indenture with the SEC as exhibits to this registration statement, and we will include the final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Incorporation by Reference.”

In this summary description of debt securities, unless we state otherwise or the context clearly indicates, all references to “we,” “our,” or “us” refer QEP Resources, Inc. only and not its subsidiaries or affiliates.

General

The debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The indenture will not limit the amount of debt we may issue under the indenture, and, unless we inform you otherwise in a prospectus supplement, it will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

Unless we inform you otherwise in a prospectus supplement, the indentures and the debt securities will not contain:

•	any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control; or

•

provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the dates on which, the price at which and the conditions (if any) under which we will repurchase debt securities at the option of the holders or the holders of debt securities;

•	the denominations in which we may issue the debt securities;

•

whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments on the debt securities will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by us; and

•

any other terms of the debt securities (whether or not such other terms are consistent or inconsistent with any other terms described in the indenture and any deletions from or modifications or additions to the indenture in respect of such debt securities).

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates.

Consolidation, Merger and Sale of Assets

The indenture generally will permit a consolidation or merger between us and another entity. It also will permit the sale by us of our assets substantially as an entirety. The indenture will provide that we may consolidate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

•

the resulting or surviving entity expressly assumes the due and punctual payments of the principal of (and premium, if any) and interest on the debt securities and the performance of our covenants and obligations under the indenture and the debt securities;

•	immediately after giving effect to the transaction or series of related transactions, no default or event of default would occur and be continuing; and

•	we deliver an officer’s certificate and opinion of counsel, each stating that such transaction complies with the indenture.

Restrictive Covenant — Limitation on Liens

Subject to certain exceptions, we will not, and will not permit any subsidiary to, create, assume or suffer to exist, otherwise than in favor of us or a subsidiary, any mortgage, pledge, lien, encumbrance or security interest (collectively, “Liens”) upon any of our or a subsidiary’s properties or assets or upon any income or profits therefrom unless the debt securities shall be equally and ratably secured. This prohibition will not apply to:

•	Liens existing as of the date of the indenture;

•

any purchase money mortgage or Lien created to secure all or part of the purchase price of any property (or to secure a loan made to us or any subsidiary to enable us or such subsidiary to acquire such property); provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

•

Liens on any property at the time of the acquisition thereof, whether or not assumed by us or a subsidiary; provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and income or profits therefrom;

•

Liens on any property or any contract for the sale of any product or service, or any rights thereunder or any proceeds therefrom, acquired or constructed by us or a subsidiary and created within one year after the later of: (i) such acquisition or the completion of such construction, or (ii) the commencement of operation of the property; provided that such Lien shall extend only to the property so acquired or constructed, improvements thereon, replacements thereof and income or profits therefrom;

•	Liens on the property or assets, real, personal or mixed, of a subsidiary or of or upon or in any income or profits therefrom, which are outstanding at the time such subsidiary became a subsidiary;

•

Liens created or assumed by us or a subsidiary on coal, geothermal, oil, natural gas, inert gas, other hydrocarbon or mineral properties owned or leased by us or a subsidiary to secure loans to us or a subsidiary for the purpose of developing such properties;

•	Liens on any investment (as defined in the indenture) of ours or that of a subsidiary in any person other than a subsidiary or on any security representing any investment of ours or a subsidiary;

•

any Lien not otherwise permitted by the indenture, if, after giving effect to the creation or assumption of the proposed mortgage, pledge, Lien, encumbrance or security interest, the sum of (i) all indebtedness of us and our subsidiaries secured by Liens not otherwise permitted by the indenture and (ii) to the extent not included in (i), all attributable debt (as defined in the indenture) of us and our subsidiaries does not exceed 10% of our consolidated capitalization (as defined in the indenture);

•

any refunding or extension of maturity, in whole or in part, of any obligation or indebtedness secured by any Lien created, existing or assumed in accordance with the provisions set forth above, inclusive; provided that the principal amount of the obligation or indebtedness secured by such refunding or extended Liens shall not exceed the principal amount of the obligation or indebtedness then outstanding at the time of such refunding or extension, together with related refinancing costs, and that such refunding or extended Liens shall be limited in lien to the same property that secured the obligation or indebtedness refunded or extended, or property substituted therefor and property acquired after the date thereof and subject to the Lien thereof, in accordance with the provisions of such refunding or extension;

•	Liens upon any office equipment or data processing equipment (including, without limitation, computer and computer peripheral equipment) or any motor vehicles, tractors or trailers;

•	Liens of or upon or in current assets of ours or a subsidiary, determined in accordance with GAAP, created or assumed to secure indebtedness incurred in the ordinary course of business;

•

Liens that are payable, both with respect to principal and interest, solely out of the proceeds of natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals to be produced from the property subject thereto and to be sold or delivered by us or a subsidiary;

•

Liens to secure indebtedness incurred to finance advances made by us or any subsidiary to any third party for the purpose of financing oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development; provided that such Liens shall extend only to our receivables or that of such subsidiary in respect of such advances;

•

any rights reserved in others to take or reserve any part of the natural gas, oil, coal, geothermal resources, inert gas, other hydrocarbons or minerals produced at any time on any property of ours or a subsidiary of ours; and

•	Liens which secure indebtedness of a subsidiary of ours or another subsidiary.

Also excepted from the general prohibition are various other liens, such as mechanics’ or materialmen’s liens, certain governmental liens, leases, certain judgment liens not in excess of $10,000,000, and certain liens arising in connection with leases (including pursuant to sale and leaseback transactions), easements and rights of way.

Unless an accompanying prospectus supplement or free writing prospectus states otherwise, the above restrictive covenant shall apply to each series of debt securities.

Events of Default

Unless we inform you otherwise in a prospectus supplement, the following will be events of default with respect to a series of debt securities:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

•	our failure to pay principal of or premium (if any) on any debt securities of that series when due and payable;

•	our failure to deposit any sinking fund payment for that series of debt securities when due for 30 days;

•

our failure to comply with any of our covenants or agreements in, or provisions of, the debt securities of that series or the indenture (other than an agreement, covenant or provision that we have expressly included in that indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•

the occurrence of an event of default in other indebtedness of ours (including securities other than debt securities) which results in indebtedness in excess of $10,000,000 principal amount being due and payable prior to maturity, and such acceleration is not rescinded or annulled or such indebtedness is not discharged after written notice as provided in the indenture;

•	specified events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default with respect to any debt securities of any series at the time outstanding (other than an event of default specified in the sixth bullet point above) occurs and is continuing, the trustee by notice to us, or the holders of at least 33  1/3% in principal amount of the outstanding debt securities of the series affected by that default (or, in the case of an event of default described in the fourth bullet point above, if the outstanding debt securities of other series are affected by that default, then at least 33 1/3% in principal amount of the then outstanding Securities so affected voting as one class) by notice to us and the trustee, may declare the principal of (or, if any of those debt securities are original issue discount debt securities, that portion of the principal amount as may be specified in the terms of that series) and all accrued and all unpaid interest on all then outstanding debt securities of that series or of all series, as the case may be, to be due and payable. Upon any such declaration, the amounts due and payable on those debt securities shall be due and payable immediately. If an event of default specified in the sixth bullet point above occurs, those amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by that default, or all series, as the case may be, by written notice to the trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any additional amounts with respect to the debt securities) if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to the debt securities of that series (or of all series, as the case may be) have been cured or waived, except nonpayment of principal, premium, interest or any additional amounts that has become due solely because of the acceleration.

A holder of a debt security of any series will be able to pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity satisfactory to it against any loss, liability or expense;

•	the trustee fails to act for a period of 90 days after receipt of notice and offer of indemnity; and

•	during that 90-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee not relating to or arising under an event of default.

The indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

We may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	reduce the premium, if any, payable on the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	change the coin or currency or currencies (including composite currencies) in which any debt security or any premium, interest or additional amounts with respect thereto are payable;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the indenture or to make any change in the indenture’s provisions for modification; or

•	waive a continuing default or event of default in the payment of principal of, premium (if any) or interest on or additional amounts with respect to the debt securities.

We and the trustee may agree to amend or supplement the indenture or waive any provision of the indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer debt securities;

•

to comply with any requirement in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939 or conform the indenture or the debt securities of any series to the description thereof contained in this prospectus, any applicable prospectus supplement, free writing prospectus, offering memorandum, term sheet or other offering document as evidenced by an officer’s certificate;

•

to add covenants that would benefit the holders of all or any series of debt securities (and if those covenants are to be for the benefit of less than all series of debt securities, stating that those covenants are expressly being included solely for the benefit of that series), or to surrender any rights we have under the indenture;

•

to add events of default with respect to all or any series of debt securities (and, if any such event of default is applicable to less than all series of debt securities, specifying the series to which that event of default is applicable);

•	to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

•	to establish the form or terms of the debt securities of any series as permitted by the indenture;

•	to secure the debt securities;

•

to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Discharge and Defeasance

We will be discharged from all obligations under the indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights, to register the transfer or exchange of the debt securities and to compensate the Trustee, its agents and counsel for fees and expenses due under the indenture, if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

•

all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we irrevocably deposit with the trustee funds or government securities sufficient in the opinion of a nationally recognized firm of independent public accountants to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

In addition to our right of discharge described above, we may deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in a prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Trustee

If an event of default with respect to the debt securities of any series occurs and is continuing under any indenture, the trustee shall exercise such of the rights and powers vested in it by the indenture with respect to the debt securities of that series, and use the same degree of care and skill in that exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it.

The indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in a prospectus supplement, we will appoint the trustee under the indenture as security registrar for the debt securities we issue under the indenture. If a prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, we will designate the trustee under the indenture as our paying agent for payments on debt securities we issue under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in a prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in a prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following documents:

•	our restated certificate of incorporation, which is incorporated by reference to Exhibit 3.1 to our Form 8-K dated May 24, 2010;

•	our bylaws, as amended and restated as of May 24, 2010, which are incorporated by reference to Exhibit 3.2 to our Form 8-K dated May 24, 2010; and

•	the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on June 15, 2010.

Common Stock

Dividends.     The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment subject to the rights of holders of any preferred stock outstanding.

Voting Rights.     The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

Rights Upon Liquidation.     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

Listing.     Our common stock is listed on the New York Stock Exchange under the symbol “QEP.”

Transfer Agent and Registrar.     The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, 161 N. Concord Exchange, South St. Paul, MN 55075-1139. Its phone number is (866) 877-6324.

Miscellaneous.     The outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are not entitled to preemptive or redemption rights. Shares of our common stock are not convertible into shares of any other class of capital stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, without stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, rights and qualifications, limitations or restrictions of the preferred stock, including the number of shares constituting any series or the designation of a series, voting rights, dividend rights, terms of redemption, liquidation preference, sinking fund terms and conversion rights. Thus, our board of directors can issue preferred stock with rights that could adversely affect the voting power of the common stockholders.

For purposes of the rights plan described below, QEP’s board of directors has designated 500,000 shares of preferred stock to constitute the Series A Junior Participating Preferred Stock. That number of shares may be increased or decreased by resolution of the board of directors. QEP’s Series A preferred stock will be issuable only in connection with the exercise of rights under the rights plan. For a description of the rights plan, please read “— Stockholder Rights Plan.”

Anti-Takeover Provisions of QEP’s Charter and Bylaws

Our restated certificate of incorporation and amended and restated bylaws contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.

Board Classification; Director Removal.     Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board of directors will be elected each year. The initial term for our Class I directors expired in 2011 and our Class II and Class III directors will have initial terms expiring in 2012 and 2013, respectively. After the expiration of those initial terms, directors will serve three-year terms. Our board of directors currently consists of seven directors. The classified board provision in our certificate of incorporation and bylaws may be amended, altered or repealed only upon the affirmative vote of holders of 80% of the outstanding voting power entitled to vote generally in the election of directors, voting together as a single class.

Subject to the rights of the holders of any series of preferred stock then outstanding, any directors may be removed, but only for cause, at any special meeting of stockholders called for that purpose by the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding shares entitled to vote generally in the election of directors. Further, subject to the rights of the holders of any series of preferred stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the number of authorized directors may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of directors. Any director so chosen will hold office until the term of office of the class for which that director was chosen expires and until such director’s successor has been duly elected and qualified.

Fair Price Provision.     Our certificate of incorporation requires that business combinations between QEP and a related person be approved, subject to compliance with Section 203 of the Delaware General Corporation Law (“DGCL”), an anti-takeover law, by the affirmative vote of the holders of not less than 80% of our outstanding voting power entitled to vote generally in the election of directors. For purposes of the certificate of incorporation, a related person is (i) any person who, along with its affiliates and associates, beneficially owns in the aggregate 10% or more of the outstanding shares of any class of our capital stock or (ii) the affiliates and associates of the foregoing. Additionally, under the certificate of incorporation a business combination includes:

•	any merger, consolidation or share exchange of QEP with or into a related person;

•	any sale, lease, exchange, transfer or other disposition of 20% of the fair market value of (1) our total assets to a related person or (2) a related person’s total assets to QEP;

•

subject to certain exceptions, any transaction which results in the issuance or transfer (1) by QEP of any of its stock to a related person or (2) by a related person of any of the related person’s stock to QEP;

•	any recapitalization or reclassification of our securities which increases the voting power of a related person;

•	the adoption of any plan or proposal of our liquidation or dissolution proposed by or on behalf of a related person; and

•	any agreement, plan, contract or other arrangement providing for any of the transactions described above.

The supermajority voting requirement for business combinations does not apply if either: (i) 66 2/3% of the continuing directors approves the transaction or (ii) specified fair price and other conditions are met. A continuing director is a director who is unaffiliated with the related person and either (i) was in office before the related person became a related person or (ii) before the director’s initial election or appointment was designated as a continuing director by a majority of the then continuing directors.

Notwithstanding the foregoing, in the event a business combination requires a stockholder vote under Section 203 of the DGCL, the business combination will not require a greater vote than that specified by Section 203.

Stockholder Action by Written Consent; Special Meetings.     Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders at an annual or special meeting of stockholders may be taken without a meeting and without a vote, if a consent, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes required to authorize or take such action; provided, however that no action may be taken without a meeting or effected by a written consent at any time when QEP is the owner of less than all of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors. The bylaws provide that special meetings of the stockholders can only be called by our chairman, president or a majority of our board of directors.

Advanced Notice Procedures of Director Nominations and Stockholder Proposals.

Annual Meetings of Stockholders

Our bylaws provide the manner in which stockholders may give notice of director nominations and other business to be brought before an annual meeting. In general, a stockholder may nominate a director or bring other business before an annual meeting if that stockholder (i) gives timely written notice of the nomination or other business to our secretary, (ii) is a stockholder of record on the date the stockholder gives notice and on the date of the meeting and (iii) is entitled to vote at the meeting.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary date, or in the case of the first annual meeting of stockholders following the effectiveness of the bylaws, the stockholder’s notice must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the tenth day following the day on which we publicly announce the date of the meeting.

To be in proper form, the stockholder’s notice must set forth, among other things:

•	the name and record address of the stockholder;

•	the class or series and number of shares that are owned of record and beneficially by the stockholder proposing the nomination or other business;

•	a brief description of the business proposed to be brought before the meeting and the reason for conducting the business;

•

as to each proposed director nominee, if any (i) all information regarding the proposed nominee as would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to the proxy rules of the Securities and Exchange Commission (including the consent of the proposed nominee to be named in the proxy statement and to serve as a director if elected) and (ii) a description of all compensation and material monetary agreements during the past three years, and any other material relationships, between the stockholder, its affiliates and associates and other persons acting in concert with the stockholder, on the one hand, and the proposed nominee, his or her affiliates and associates and other persons acting in concert with the proposed nominee, on the other hand; and

•	if the stockholder intends to solicit proxies in support of the nomination or proposal, a representation to that effect.

Special Meetings of Stockholders

If our board of directors determines that directors are to be elected at a special meeting, stockholders may give notice of director nominations if that stockholder (i) gives timely written notice of the nomination to our secretary, (ii) is a stockholder of record on the date the stockholder gives notice and on the date of the meeting and (iii) is entitled to vote at the meeting. To be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or, if the first public announcement of the date of the special meeting is less than 100 days prior to the date of the special meeting, the tenth day following the day on which we publicly announce the date of the meeting and of the nominees proposed by the board to be elected at the meeting. The stockholder’s notice must include the relevant information set forth above as to each proposed nominee.

Preferred Stock Issuances

In the event our board of directors does not approve of a proposed merger or tender offer, proxy contest or other attempt to gain control of QEP, the board may authorize the issuance of one or more series of preferred stock with voting or other rights and preferences which would impede the success of the transaction. The consent of common stockholders would not be required for any issuance of preferred stock in these situations. This authority may be limited by applicable law, our certificate of incorporation and the applicable rules of the stock exchange upon which our common stock is listed.

Amendment of Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation generally requires approval by our board of directors and a majority of the voting power of our outstanding shares entitled to vote generally in the election of directors. However, the affirmative vote of 80% of the outstanding voting power entitled to vote generally in the election of directors is required to approve any proposal to amend, alter, change or repeal the provisions of the certificate of incorporation relating to (i) the classification of the board of directors, removal of directors and filling of director vacancies; (ii) the amendment of our bylaws; (iii) business combinations with related persons; (iv) the limitation or elimination of directors’ liability to QEP and its stockholders; (v) stockholder action by written consent and (vi) the supermajority voting requirement to amend certain provisions of the certificate of incorporation.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of a corporation’s assets and certain other transactions resulting in a financial benefit to the interested stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding, at any time within three years immediately before the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	the corporation’s board approves the transaction that resulted in the stockholder becoming an interested stockholder before the date of that transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding shares owned by the corporation’s officers and directors; or

•

on or subsequent to the date of the transaction, the business combination is approved by the corporation’s board and authorized at a meeting of the corporation’s stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, which amendment will generally be effective 12 months after adoption. Neither our restated certificate of incorporation nor our bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Stockholder Rights Plan

Our board of directors adopted a stockholder rights plan on June 30, 2010. Generally, stockholder rights plans are designed to encourage potential acquirers to negotiate directly with the company’s elected board, which is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any and all potential offers and protect stockholders against unfair and abusive takeover tactics. Stockholder rights plans may prevent abusive takeovers that include hostile tender offers made at less than fair price and partial and two-tiered offers that discriminate among the company’s stockholders. Because a stockholder rights plan can be an effective tool in a hostile takeover attempt, we believe the adoption of such a plan is appropriately within the scope of our responsibilities. Our board of directors and our stockholders approved a stockholder rights plan designed to prevent any potential acquirer from obtaining control of us without negotiating the terms of the transaction with our board of directors.

Under our stockholder rights plan, among other things, in the event of an acquisition of, or an announced tender offer for, 15% or more of our outstanding common stock, holders of our common stock will have been granted the right to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at an expected price of $225 per one one-thousandth of a share of the Preferred Stock, subject to adjustment. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by a majority of our board of directors.

Although the stockholder rights plan is not intended to prevent acquisitions through negotiations with our board of directors, the existence of the stockholder rights plan may nevertheless discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. To the extent any potential acquirers are deterred by our stockholder rights plan, the plan may have the effect of preserving incumbent directors and management in office or preventing acquisitions of us. Pursuant to an amendment dated February 14, 2012, the stockholder rights plan will expire on April 1, 2012 unless earlier redeemed, exchanged or terminated by us.

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our amended and restated bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus and any accompanying prospectus supplement or other offering materials:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the service of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The applicable prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

With respect to the debt securities, each series of debt securities will be a new issue of debt securities and will have no established trading market. The debt securities will not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities pursuant to this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Latham & Watkins LLP, Houston, Texas will act as counsel to us.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2011 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Certain information with respect to our natural gas and oil reserves has been derived from the reports of Ryder Scott Company L.P., independent reservoir engineering consultants, and has been included and incorporated by reference in this prospectus upon the authority of such firm as experts with respect to matters covered by such reports and in giving such reports.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be incurred by us in connection with the offering described in the registration statement.

$000.00
Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Blue Sky fees and expenses		**
Rating Agency fees		**
Trustee’s fees and expenses		**
FINRA fees		75,500
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.

Our amended and restated bylaws provide that we must indemnify to the fullest extent permitted by applicable law any person made, or threatened to be made, a party in any action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative), by reason of the fact that he or she is or was one of our directors or officers or by reason of the fact that such director or officer, at our request, is or was serving as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity. However, under our bylaws, except for proceedings to enforce the right to indemnification, we are not required to indemnify anyone in connection with any proceeding initiated by such person unless it was authorized by our board of directors.

Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any charter provision, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office. We also have the power to purchase and maintain insurance for such directors and officers.

We maintain an insurance policy on behalf of our officers and directors pursuant to which (subject to the limits and limitations of such policy) the officers and directors are insured against certain expenses in connection with the defense of actions or proceedings, and certain liabilities which might be imposed as a result of such actions or proceedings, to which any of them is made a party by reason of being or having been a director or officer.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibits
1.1**	Form of Underwriting Agreement.

2.1*	Agreement and Plan of Merger dated as of May 18, 2010, between Questar Market Resources, Inc., a Utah corporation, and QEP Resources, Inc., a Delaware corporation. (Incorporated by reference to Exhibit No. 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010.)

2.2*	Separation and Distribution Agreement, dated as of June 14, 2010, by and between Questar Corporation and QEP Resources, Inc. (Incorporated by reference to Exhibit No. 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2010.)

4.1*	Certificate of Incorporation dated May 18, 2010. (Incorporated by reference to Exhibit No. 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010.)

4.2*	Amended and Restated Bylaws, deemed effective May 18, 2010. (Incorporated by reference to Exhibit No. 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010.)

4.3*	Certificate of Designations of Series A Junior Participating Preferred Stock of QEP Resources, Inc. (Incorporated by reference to Exhibit 2 of QEP Resources, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010.)

4.4*	Rights Agreement, dated as of June 30, 2010, between QEP Resources, Inc. and Wells Fargo Bank, N.A., which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (Incorporated by reference to Exhibit 1 of QEP Resources, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010.), as amended by the First Amendment to Rights Agreement, dated as of February 14, 2012 (Incorporated by reference to Exhibit 4.1 of QEP Resources, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2012)

4.5*	Indenture dated as of March 1, 2001, between Questar Market Resources, Inc. (predecessor-in-interest to QEP Resources, Inc.) and Bank One, NA (predecessor-in-interest to Wells Fargo Bank, National Association), as Trustee, (Incorporated by reference to Exhibit No. 4.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2001.)

4.6*	Form of the Company’s 6.05% Notes due 2016. (Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2006.)

4.7*	Form of Officers’ Certificate setting forth the terms of the Company’s 6.05% Notes due 2016. (Incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2006.)

4.8*	Form of the Company’s 6.80% Notes due 2018. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2008.)

4.9*	Form of Officers’ Certificate setting forth the terms of the Company’s 6.80% Notes due 2018. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2008.)

4.10*	Form of the Company’s 6.80% Notes due 2020. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2009.)

4.11*	Form of Officers’ Certificate setting forth the terms of the Company’s 6.80% Notes due 2020. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2009.)

4.12*	Officers’ Certificate, dated as of August 16, 2010 (including the form of the Company’s 6.875% Notes due 2021). (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2010.)

4.13	Form of Indenture

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Petroleum Engineers and Geologists.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

25.1	Statement of Eligibility on Form T-1.

*	Exhibits so marked have been filed with the Securities and Exchange Commission as part of the referenced filing and are incorporated herein by reference.
**	QEP will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the debt or equity securities offered hereby, (ii) the instruments setting forth the terms of any debt securities and (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 27th day of February, 2012.

QEP RESOURCES, INC.

By:	/s/ Charles B. Stanley
Name: Charles B. Stanley
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles B. Stanley and Richard J. Doleshek and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith O. Rattie	Chairman of the Board	February 27, 2012
Keith. O. Rattie

/s/ Charles B. Stanley	President, Chief Executive Officer and Director	February 27, 2012
Charles B. Stanley	(Principal Executive Officer)

/s/ Richard J. Doleshek	Executive Vice President, Chief Financial Officer and	February 27, 2012
Richard J. Doleshek	Treasurer (Principal Financial Officer)

/s/ B. Kurtis Watts	Vice President and Controller (Principal Accounting	February 27, 2012
B. Kurtis Watts	Officer)

/s/ Phillips S. Baker, Jr.	Director	February 27, 2012
Phillips S. Baker, Jr.

/s/ L. Richard Flury	Director	February 27, 2012
L. Richard Flury

/s/ David A. Trice	Director	February 27, 2012
David A. Trice

/s/ Robert E. McKee III	Director	February 27, 2012
Robert E. McKee III

/s/ M. W. Scoggins	Director	February 27, 2012
M. W. Scoggins

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1**	Form of Underwriting Agreement.

2.1*	Agreement and Plan of Merger dated as of May 18, 2010, between Questar Market Resources, Inc., a Utah corporation, and QEP Resources, Inc., a Delaware corporation. (Incorporated by reference to Exhibit No. 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010.)

2.2*	Separation and Distribution Agreement, dated as of June 14, 2010, by and between Questar Corporation and QEP Resources, Inc. (Incorporated by reference to Exhibit No. 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2010.)

4.1*	Certificate of Incorporation dated May 18, 2010. (Incorporated by reference to Exhibit No. 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010.)

4.2*	Amended and Restated Bylaws, deemed effective May 18, 2010. (Incorporated by reference to Exhibit No. 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010.)

4.3*	Certificate of Designations of Series A Junior Participating Preferred Stock of QEP Resources, Inc. (Incorporated by reference to Exhibit 2 of QEP Resources, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010.)

4.4*	Rights Agreement, dated as of June 30, 2010, between QEP Resources, Inc. and Wells Fargo Bank, N.A., which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (Incorporated by reference to Exhibit 1 of QEP Resources, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010.), as amended by the First Amendment to Rights Agreement, dated as of February 14, 2012 (Incorporated by reference to Exhibit 4.1 of QEP Resources, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2012)

4.5*	Indenture dated as of March 1, 2001, between Questar Market Resources, Inc. (predecessor-in-interest to QEP Resources, Inc.) and Bank One, NA (predecessor-in-interest to Wells Fargo Bank, National Association), as Trustee, (Incorporated by reference to Exhibit No. 4.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2001.)

4.6*	Form of the Company’s 6.05% Notes due 2016. (Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2006.)

4.7*	Form of Officers’ Certificate setting forth the terms of the Company’s 6.05% Notes due 2016. (Incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2006.)

4.8*	Form of the Company’s 6.80% Notes due 2018. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2008.)

4.9*	Form of Officers’ Certificate setting forth the terms of the Company’s 6.80% Notes due 2018. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2008.)

4.10*	Form of the Company’s 6.80% Notes due 2020. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2009.)

4.11*	Form of Officers’ Certificate setting forth the terms of the Company’s 6.80% Notes due 2020. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2009.)

4.12*	Officers’ Certificate, dated as of August 16, 2010 (including the form of the Company’s 6.875% Notes due 2021). (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2010.)

4.13	Form of Indenture

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Petroleum Engineers and Geologists.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

25.1	Statement of Eligibility on Form T-1.

*	Exhibits so marked have been filed with the Securities and Exchange Commission as part of the referenced filing and are incorporated herein by reference.
**	QEP will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the debt or equity securities offered hereby, (ii) the instruments setting forth the terms of any debt securities and (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby.